Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on this form Form F-3 of AerCap Holdings N.V. of our report dated March 4, 2014 relating to the financial statements of International Lease Finance Corporation, which appears in the Current Report on Form 6-K of AerCap Holdings, N.V. dated May 14, 2014.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
September 2, 2014